                                                                    EXHIBIT 99.1


                  CENTEX REPORTS RECORD FOURTH QUARTER RESULTS

              COMPANY MARKS FIFTH CONSECUTIVE RECORD EARNINGS YEAR

     (DALLAS, TX April 25, 2001): Centex Corporation (NYSE: CTX) today announced the highest earnings for any quarter in its history for the quarter ended March 31, 2001, the fourth quarter of fiscal 2001, as well as record results for the fiscal year.

     Centex said the strong fourth quarter results were due primarily to a record performance by Centex Homes, the company's conventional home building subsidiary. These gains were accompanied by excellent results from CTX Mortgage Company as a result of the vibrant refinancing market, a strong quarter for Investment Real Estate, and improved earnings from Centex Construction Group. Centex noted that the company's overall record performance occurred despite depressed earnings from its Construction Products subsidiary and its Home Equity lending business and non-cash charges in its Manufactured Homes subsidiary.

     For this year's fourth quarter, Centex reported net earnings of $106,211,000, 52% higher than $70,025,000 for the same quarter last year. Diluted earnings per share of $1.73 this year were 48% higher than $1.17 per diluted share for the same quarter a year ago. Revenues for the fourth quarter this year rose 15% to $2,004,831,000 from $1,739,334,000 for the same quarter in fiscal 2000.

     For fiscal 2001, Centex reported a 10% increase in net earnings to $281,977,000 or $4.65 per diluted share from net earnings of $257,132,000 or $4.22 per diluted share for fiscal 2000. Consolidated revenues for fiscal 2001 reached an all-time high $6,710,735,000, 12% higher than $6,008,136,000 for fiscal 2000. Centex's return on beginning stockholders' equity was 19.9% for fiscal 2001 versus 21.5% for the prior year.

     Earnings per share for the quarter rose a lower percentage than net earnings due to a higher number of average shares outstanding in the current period.

     Through its subsidiaries, Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage banking lenders and commercial contractors. Centex also has an investment real estate operation and currently owns approximately 65.2% of Centex Construction Products, Inc., a publicly traded company.

                                     (MORE)

CENTEX REPORTS FOURTH QUARTER AND FISCAL 2001 RESULTS, PAGE 2 OF 7

                                  HOME BUILDING

CENTEX HOMES

     Operating earnings from Centex Homes (Conventional Homes) were $162.7 million for the fourth quarter this year, 35% higher than $120.5 million for the fourth quarter a year ago, due to an all-time high number of home closings and record operating margins. Current year fourth quarter revenues from Centex Homes were $1.40 billion this year, a 15% increase over $1.23 billion for the same quarter last year.

     Centex Homes closings reached 6,457 units for the quarter this year, an all-time high and 7% above 6,050 closings for last year's fourth quarter. Home sales (orders) for this year's quarter totaled a record 6,965 units, 12% higher than sales of 6,216 units for the same quarter last year. The backlog of homes sold but not closed at March 31, 2001 was a record 9,265 units, 22% higher than the 7,579 unit backlog at March 31, 2000.

     The average Centex Homes sales price for this year's fourth quarter was $212,165, 7% higher than $197,884 for the same quarter last year. The per unit operating margin for the quarter this year was a record $25,198, 26% higher than $19,924 for the same quarter last year. The Centex Homes operating margin as a percent of revenue was 11.6% for the fiscal 2001 fourth quarter compared to 9.8% for the same quarter last year.

     Fiscal 2001 operating earnings from Centex Homes reached a record $425.4 million, 32% higher than the $323.2 million of operating earnings reported in fiscal 2000. Centex Homes revenues for fiscal 2001 were $4.36 billion, an 18% improvement over last year's revenues of $3.69 billion.

     Centex Homes closed a record 20,659 homes in fiscal 2001, 9% higher than 18,904 homes in fiscal 2000. Fiscal 2001 home orders rose 14% to 22,191 homes from 19,407 last year.

     Centex Homes' average sales price for fiscal 2001 was $205,913, 7% higher than fiscal 2000's average sales price of $191,568. Operating earnings per closed unit averaged $20,594 this year, 20% higher than $17,098 last year. Operating margin as a percent of revenue was 9.8% for fiscal 2001 versus 8.8% for fiscal 2000.

MANUFACTURED HOMES

     Cavco Industries (Manufactured Homes) reported an operating loss of $2.2 million for the fourth quarter of fiscal 2001 before non-cash charges of $20.1 million. The non-cash charges included $19.2 million of one-time charges, of which $13.6 million was related to the retail operation, including its goodwill write-off. The operating loss for the fourth quarter totaled $22.3 million compared to an operating profit of $518,000 for the same quarter last year. Manufactured Homes revenues for the current quarter were $26.6 million, 29% less than $37.5 million for the same quarter a year ago.

     Manufactured Homes reported an operating loss for fiscal 2001 of $3.4 million before non-cash charges of $22.7 million, including the $19.2 million discussed above. The total loss for fiscal 2001 was $26.1 million versus an operating profit of $7.3 million for fiscal 2000. Revenues of $126.4 million were 31% less than fiscal 2000 revenues of $183.5 million.

                                     (MORE)

CENTEX REPORTS FOURTH QUARTER AND FISCAL 2001 RESULTS, PAGE 3 OF 7

                           INTERNATIONAL HOME BUILDING

     London, England-based Fairclough Homes, which was acquired in April 1999 by Centex Development Company, L.P., built and closed 1,243 homes during fiscal 2001. Due to the unique structure of the transaction, Fairclough will begin reporting operating results as of April 2001.

                             INVESTMENT REAL ESTATE

     For the quarter ended March 31, 2001, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $24.2 million versus earnings of $6 million for the same quarter a year ago. The disposition of low-cost basis real estate assets during the quarter accelerated the accretion of negative goodwill, which together positively impacted earnings by $18.7 million. For fiscal 2001, Investment Real Estate's operating earnings were $50.9 million, 69% higher than fiscal 2000's earnings of $30.1 million.

                               FINANCIAL SERVICES

     Operating earnings from Financial Services for the quarter ended March 31, 2001 were $15.0 million versus an operating loss of $9.9 million for the same quarter last year. This year's fourth quarter Financial Services revenues of $139.9 million were 61% higher than $86.7 million for the same quarter a year ago. Financial Services operating earnings were $19.7 million for fiscal 2001, 39% less than $32.5 million for fiscal 2000. Fiscal 2001 revenues from Financial Services were $463.6 million, an 8% increase over $430.6 million last year.

CTX MORTGAGE COMPANY

     Operating earnings from CTX Mortgage Company (CTX) and related companies totaled $17.3 million for fiscal 2001's fourth quarter, 409% higher than $3.4 million for the same quarter last year. CTX Mortgage's operating earnings for fiscal 2001 were $34.0 million, slightly higher than earnings of $33.9 million for the prior fiscal year.

                                     (MORE)

CENTEX REPORTS FOURTH QUARTER AND FISCAL 2001 RESULTS, PAGE 4 OF 7

Following is a summary of statistical highlights for CTX Mortgage:

CTX MORTGAGE COMPANY

                                   Quarter Ended March 31,               Twelve Months Ended March 31,
                              ----------------------------------      ----------------------------------
                                2001         2000        Change         2001         2000        Change
                              --------     --------     --------      --------     --------     --------
Originations
          Builder                4,245        3,469          22%        12,506       10,958           14%

          Retail                14,672        9,208          59%        48,244       48,301            -%
                              --------     --------                   --------     --------

                TOTAL           18,917       12,677          49%        60,750       59,259            3%
                              ========     ========                   ========     ========
       Applications
          Builder                5,346        3,604          48%        15,590       11,724           33%

          Retail                21,377       11,280          90%        55,052       47,370           16%
                              --------     --------                   --------     --------

                TOTAL           26,723       14,884          80%        70,642       59,094           20%
                              ========     ========                   ========     ========

Loan Volume (in billions)     $   2.86     $   1.79          60%      $   8.88     $   8.11           10%
                              ========     ========                   ========     ========

Average Loan Size             $151,200     $141,400           7%      $146,200     $136,800            7%
                              ========     ========                   ========     ========

Profit per Loan               $    916     $    265         246%      $    560     $    573          (2)%
                              ========     ========                   ========     ========

CENTEX HOME EQUITY CORPORATION

     Including the $13.8 million impact of changing to the "Portfolio Accounting Method," Centex Home Equity Corporation (CHEC) reported a loss of $2.3 million for the fourth quarter this year compared to an operating loss of $12.3 million for the same quarter last year. Including the $45.6 million impact of its change to the "Portfolio Accounting Method," CHEC reported a fiscal 2001 operating loss this year of $14.3 million versus earnings of $2.7 million for fiscal 2000.

     Centex Home Equity's loan portfolio, on which it earns an interest rate spread under the "Portfolio Accounting Method," has reached $1.77 billion and continues to increase.

                                     (MORE)

CENTEX REPORTS FOURTH QUARTER AND FISCAL 2001 RESULTS, PAGE 5 OF 7

Following is a summary of statistical highlights for Centex Home Equity:

CENTEX HOME EQUITY CORPORATION

                                    Quarter Ended March 31,             Twelve Months Ended March 31,
                              ----------------------------------      ----------------------------------
                                2001         2000        Change         2001         2000        Change
                              --------     --------     --------      --------     --------     --------
Originations                     6,108        5,331           15%       26,418       20,568           28%
                              ========     ========                   ========     ========

Applications                    38,849       37,665            3%      148,702      127,450           17%
                              ========     ========                   ========     ========

Loan Volume (in billions)     $   0.42     $   0.33           28%     $   1.72     $   1.32           30%
                              ========     ========                   ========     ========

Average Loan Size             $ 69,200     $ 61,700           12%     $ 65,000     $ 64,200            1%
                              ========     ========                   ========     ========

Profit per Loan               $   (384)    $ (2,301)          83%     $   (542)*   $    133        (508)%
                              ========     ========                   ========     ========

Servicing Portfolio as of March 31:

                                                                        2001         2000         Change
                                                                      --------     --------     ----------
      Number of Loans                                                   49,717       33,081            50%
                                                                      ========     ========
      Servicing Portfolio, including $1.77 in 2001 of
      "Portfolio Accounting Method" Loans (in billions)               $   3.27     $   2.09            56%
                                                                      ========     ========

----------
* Change in profitability relates primarily to the change, as of April 1, 2000, to the "Portfolio Accounting Method" for recognizing earnings from the "Gain-on-Sale Method" previously used.

                              CONSTRUCTION PRODUCTS

     Operating earnings from Centex Construction Products, Inc. (CXP) were $9.7 million for the fourth quarter of fiscal 2001, 73% less than $36.0 million for the same quarter in fiscal 2000. Revenues from CXP were $105.9 million for the fourth quarter of fiscal 2001, 3% lower than $109.1 million for the year ago period.

     For fiscal 2001, operating earnings from CXP were $99.4 million, 41% less than fiscal 2000 earnings of $168.6 million. Fiscal 2001 revenues from CXP were $441.1 million, 6% less than revenues of $470.5 million for the prior year.

     For both the current fourth quarter and fiscal 2001, sales volumes in each of CXP's business segments exceeded sales volumes for the year ago periods, and Cement, along with Concrete and Aggregates, reported all-time high operating earnings. However, CXP's total earnings for both the current quarter and fiscal year declined from the year-ago periods due to lower Gypsum Wallboard pricing and higher fuel and energy costs.

                                     (MORE)

CENTEX REPORTS FOURTH QUARTER AND FISCAL 2001 RESULTS, PAGE 6 OF 7

                      CONTRACTING AND CONSTRUCTION SERVICES

     Contracting and Construction Services reported record operating earnings of $9.7 million for the fourth quarter of fiscal 2001, 61% higher than earnings of $6.0 million for the same quarter last year. Revenues from this segment were $315.7 million for the quarter this year, 14% higher than revenues of $277.1 million for the year ago quarter. New contracts for the quarter totaled $892 million, a 165% increase over the new contract total of $337 million for the same quarter a year ago.

     For fiscal 2001, Contracting and Construction Services reported operating earnings of $30.9 million, 32% higher than fiscal 2000 earnings of $23.5 million. Revenues for fiscal 2001 were $1.29 billion, 7% higher than prior year revenues of $1.21 billion.

     During fiscal 2001, Contracting and Construction Services was awarded approximately $1.9 billion of new contracts, a 17% increase over fiscal 2000's new contract total of $1.7 billion. The backlog of uncompleted construction contracts at March 31, 2001 was $2.0 billion, a 46% increase over the backlog of $1.4 billion at March 31, 2000. Contracting operating profit margins continue to improve.

                               OTHER DEVELOPMENTS

     During the fourth quarter of fiscal 2001, Centex Homes completed two acquisitions. Centex Homes acquired the assets of the home building business of The Selective Group, based in Farmington Hills, Mich. The acquisition expands Centex Homes' presence in Michigan. Centex Homes also acquired the home building business of CityHomes, a leading builder of upscale urban townhomes in Dallas. This acquisition provides Centex Homes with a successful model in the urban residential market that the company plans to expand to other major cities.

     After the end of the quarter, Centex HomeTeam Pest Management, a subsidiary of Centex HomeTeam Services, announced the acquisition of Unified Services, Inc. of Atlanta, Ga. and Unified's subsidiaries. The acquisition places Centex HomeTeam among the four largest pest control companies in the United States, based on revenue.

                                     (MORE)

CENTEX REPORTS FOURTH QUARTER AND FISCAL 2001 RESULTS, PAGE 7 OF 7

                                     OUTLOOK

     Centex said the company entered fiscal 2002 with a record backlog of home sales and that recent declines in interest rates should continue to stimulate home orders. The company noted that its mortgage refinancing business has accelerated as a result of lower interest rates, and that Centex Home Equity's servicing portfolio is increasing, both of which should have a substantial positive effect on Financial Services' results in the new fiscal year. In addition, results from Centex's UK home building operation will be additive in fiscal 2002 and the Centex Construction Group enters fiscal 2002 with the highest backlog and operating margins in its history. However, Construction Products earnings are expected to continue to be impacted by depressed Gypsum Wallboard prices.

     Centex expects fiscal 2002 will be the Company's sixth consecutive record year.

                                      # # #

FORWARD-LOOKING STATEMENTS. THE "FINANCIAL SERVICES," "CONTRACTING AND CONSTRUCTION SERVICES," "OTHER DEVELOPMENTS," AND "OUTLOOK" SECTIONS OF THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE CONTEXT OF THE STATEMENT AND GENERALLY ARISE WHEN THE COMPANY IS DISCUSSING ITS BELIEFS, ESTIMATES OR EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE THE FOLLOWING: GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESSES; ADVERSE WEATHER; CHANGES IN PROPERTY TAXES AND ENERGY COSTS; CHANGES IN FEDERAL INCOME TAX LAWS AND FEDERAL MORTGAGE FINANCING PROGRAMS; GOVERNMENTAL REGULATIONS; CHANGES IN GOVERNMENTAL AND PUBLIC POLICY; CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OR MORE OF THE COMPANY'S MARKETS AND BUSINESSES; COMPETITION; AVAILABILITY OF RAW MATERIALS; AND UNEXPECTED OPERATIONS DIFFICULTIES. THESE AND OTHER FACTORS ARE DESCRIBED IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000 AND IN ITS QUARTERLY REPORTS ON FORM 10-Q FOR THE FISCAL QUARTERS ENDED JUNE 30, 2000 AND SEPTEMBER 30, 2000, AND DECEMBER 31, 2000, EACH OF WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

NOTE ATTACHMENTS:
(1)   Summary of Consolidated Earnings
(2)   Revenues and Earnings by Lines of Business (Quarter)
(3)   Revenues and Earnings by Lines of Business (Year)
(4)   Housing Activity by Geographic Area
(5)   Supplemental Home Building Data
(6)   Supplemental Construction Products Data
(7)   Conventional Home Building Margins by Quarter

FOR ADDITIONAL INFORMATION, CONTACT AT (214) 981-5000:
Laurence E. Hirsch
Chairman and Chief Executive Officer

Sheila E. Gallagher
Vice President - Corporate Communications

Attachment 1



                      Centex  Corporation and Subsidiaries
                        Summary of Consolidated Earnings
                                  (unaudited)
              (dollar amounts in thousands, except per share data)


                                                             Quarter Ended
                                                               March 31,
                                           -------------------------------------------------
                                              2001               2000              Change
                                           -----------        -----------        -----------
Revenues                                   $ 2,004,831        $ 1,739,334                 15%

Earnings Before Income Taxes               $   151,843        $   114,691                 32%

Net Earnings                               $   106,211        $    70,025                 52%

Earnings Per Share:
    Basic                                  $      1.78        $      1.18                 51%
    Diluted                                $      1.73        $      1.17                 48%

Average Shares Outstanding:
    Basic                                   59,549,480         59,120,730                  1%
    Diluted                                 61,562,118         60,100,560                  2%



                                                          Twelve Months Ended
                                                               March 31,
                                           -------------------------------------------------
                                              2001               2000              Change
                                           -----------        -----------        -----------
Revenues                                   $ 6,710,735        $ 6,008,136                 12%

Earnings Before Income Taxes               $   436,331        $   416,861                  5%

Net Earnings                               $   281,977        $   257,132                 10%

Earnings Per Share:
    Basic                                  $      4.77        $      4.34                 10%
    Diluted                                $      4.65        $      4.22                 10%

Average Shares Outstanding:
    Basic                                   59,095,403         59,308,158                 --%
    Diluted                                 60,660,885         60,928,980                 --%

Attachment 2



                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)


                                                             Quarter Ended
                                                               March 31,
                                           -------------------------------------------------
                                              2001               2000              Change
                                           -----------        -----------        -----------

REVENUES
        Home Building:
            Conventional Homes             $ 1,403,337        $ 1,225,311                 15%
                                                    70%                71%
            Manufactured Homes                  26,589             37,548                (29)%
                                                     1%                 2%
        Investment Real Estate                  13,375              3,571                275%
                                                     1%                --%
        Financial Services                     139,929             86,679                 61%
                                                     7%                 5%
        Construction Products(A)               105,891            109,109                 (3)%
                                                     5%                 6%
        Contracting and Construction
          Services                             315,710            277,116                 14%
                                                    16%                16%
                                           -----------        -----------
    Total                                  $ 2,004,831        $ 1,739,334                 15%
                                                   100%               100%
                                           ===========        ===========

OPERATING EARNINGS
        Home Building:
            Conventional Homes             $   162,701        $   120,542                 35%
                                                    82%                76%
            Manufactured Homes                 (22,350)               518             (4,415)%
                                                   (11)%               --%
        Investment Real Estate                  24,182              6,035                301%
                                                    12%                 4%
        Financial Services                      15,018             (9,922)               251%
                                                     7%                (6)%
        Construction Products                    9,685             36,042                (73)%
                                                     5%                23%
        Contracting and Construction
          Services                               9,660              6,001                 61%
                                                     5%                 4%
        Other, net                                (576)            (1,220)                53%
                                                    --%                (1)%
                                           -----------        -----------
    Total Operating Earnings                   198,320            157,996                 26%
                                                   100%               100%

        Corporate General Expenses             (10,961)            (9,194)
        Interest Expense                       (33,928)           (21,016)
        Minority Interest in Construction
          Products                              (1,588)           (13,095)
                                           -----------        -----------

EARNINGS BEFORE INCOME TAXES               $   151,843        $   114,691                 32%
                                           ===========        ===========


(A) Centex Construction Products, Inc. adopted the provisions of Emerging Issues Task Force Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, during the quarter ended March 31, 2001. As a result of this adoption, net revenues have been restated to include freight and delivery costs billed to customers. Previously, such billings were offset against corresponding expenses in cost of sales.

Attachment 3



                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)



                                                          Twelve Months Ended
                                                               March 31,
                                           -------------------------------------------------
                                              2001               2000              Change
                                           -----------        -----------        -----------

REVENUES
        Home Building:
            Conventional Homes             $ 4,356,172        $ 3,686,844                 18%
                                                    65%                61%
            Manufactured Homes                 126,366            183,526                (31)%
                                                     2%                 3%
        Investment Real Estate                  33,042             30,928                  7%
                                                    --%                 1%
        Financial Services                     463,646            430,611                  8%
                                                     7%                 7%
        Construction Products(A)               441,127            470,465                 (6)%
                                                     7%                 8%
        Contracting and Construction
          Services                           1,290,382          1,205,762                  7%
                                                    19%                20%
                                           -----------        -----------
    Total                                  $ 6,710,735        $ 6,008,136                 12%
                                                   100%               100%
                                           ===========        ===========

OPERATING EARNINGS
        Home Building:
            Conventional Homes             $   425,450        $   323,220                 32%
                                                    70%                56%
            Manufactured Homes                 (26,077)             7,329               (456)%
                                                    (4)%                1%
        Investment Real Estate                  50,908             30,122                 69%
                                                     8%                 5%
        Financial Services                      19,667             32,474                (39)%
                                                     3%                 6%
        Construction Products                   99,441            168,611                (41)%
                                                    17%                29%
        Contracting and Construction
          Services                              30,886             23,471                 32%
                                                     5%                 4%
        Other, net                               4,464             (4,749)               194%
                                                     1%                (1)%
                                           -----------        -----------
    Total Operating Earnings                   604,739            580,478                  4%
                                                   100%               100%

        Corporate General Expenses             (36,924)           (33,015)
        Interest Expense                       (99,069)           (66,844)
        Minority Interest in Construction
          Products                             (32,415)           (63,758)
                                           -----------        -----------

EARNINGS BEFORE INCOME TAXES               $   436,331   $        416,861                  5%
                                           ===========        ===========


(A) Centex Construction Products, Inc. adopted the provisions of Emerging Issues Task Force Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, during the quarter ended March 31, 2001. As a result of this adoption, net revenues have been restated to include freight and delivery costs billed to customers. Previously, such billings were offset against corresponding expenses in cost of sales.

Attachment 4



                       Centex Corporation and Subsidiaries
                       Housing Activity by Geographic Area



                                                               Closings
                          ----------------------------------------------------------------------------------
                                 Quarter Ended March 31,                   Twelve Months Ended March 31,
                          -------------------------------------        -------------------------------------
                            2001          2000          Change           2001          2000          Change
                          --------      --------       --------        --------      --------       --------
Midatlantic                  1,194           923             29%          3,541         3,188             11%

Southeast                    1,307         1,315             (1)%         3,991         4,012             (1)%

Midwest                        873           949             (8)%         3,294         3,089              7%

South Central                1,610         1,488              8%          5,145         4,698             10%

Mountain States                362           279             30%          1,151           908             27%

West Coast                   1,111         1,096              1%          3,537         3,009             18%
                          --------      --------                       --------      --------
                             6,457         6,050              7%         20,659        18,904              9%
                          ========      ========                       ========      ========



                                                                               Sales (Orders) Backlog
                                                                       -------------------------------------
                                                                        3/31/01      3/31/00         Change
                                                                       --------      --------       --------
Midatlantic                                                               1,403         1,253             12%

Southeast                                                                 1,898         1,848              3%

Midwest                                                                   2,008         1,628             23%

South Central                                                             2,374         1,751             36%

Mountain States                                                             455           247             84%

West Coast                                                                1,127           852             32%
                                                                       --------      --------       --------

                                                                          9,265         7,579             22%
                                                                       ========      ========       ========



                                                            Sales (Orders)
                          ----------------------------------------------------------------------------------
                                 Quarter Ended March 31,                   Twelve Months Ended March 31,
                          -------------------------------------        -------------------------------------
                            2001          2000          Change           2001          2000          Change
                          --------      --------       --------        --------      --------       --------

Midatlantic                  1,088         1,063              2%          3,691         3,343             10%

Southeast                    1,267         1,305             (3)%         4,041         4,066             (1)%

Midwest                      1,177         1,031             14%          3,541         3,207             10%

South Central                1,903         1,446             32%          5,747         4,825             19%

Mountain States                505           282             79%          1,359           775             75%

West Coast                   1,025         1,089             (6)%         3,812         3,191             19%
                          --------      --------       --------        --------      --------       --------

                             6,965         6,216             12%         22,191        19,407             14%
                          ========      ========       ========        ========      ========       ========


Effective with this quarter's release, Centex has realligned its conventional home building operating units into the above newly designated geographic areas. This reallignment and its resulting geographic areas reflect the operational and strategic structure with the conventional home building operation. A detailed list of the regions within each new area is included in Centex's Form 10-K and Annual Report for the fiscal year ended March 31, 2001.

Attachment 5

                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data

CONVENTIONAL HOMES RESULTS
      (dollars in millions, except per unit data)

                                                    Quarter Ended March 31,                  Twelve Months Ended March 31,
                                         -----------------------------------------    ------------------------------------------
                                                 2001                   2000                  2001                   2000
                                         ------------------    -------------------    -------------------    -------------------
     Conventional Housing Revenues       $ 1,403.4    100.0 %  $ 1,225.3     100.0 %  $ 4,356.2     100.0 %  $ 3,686.8     100.0 %
     Cost of Sales                        (1,053.7)   (75.1)%     (953.4)    (77.8)%   (3,304.9)    (75.9)%   (2,852.3)    (77.3)%
     Selling, General & Administrative      (187.0)   (13.3)%     (151.4)    (12.4)%     (625.9)    (14.3)%     (511.3)    (13.9)%
                                         ---------  -------    ---------   -------    ---------   -------    ---------   -------

          OPERATING EARNINGS             $   162.7     11.6 %  $   120.5       9.8 %  $   425.4       9.8 %  $   323.2       8.8 %
                                         =========  =======    =========   =======    =========   =======    =========   =======
     Units Closed                            6,457                 6,050                 20,659                 18,904

     Unit Sales Price                    $ 212,165              $197,884              $ 205,913               $191,568
          % Change                             7.2%                  4.7%                   7.5%                   3.2%

     Operating Earnings per Unit         $  25,198               $19,924              $  20,594                $17,098
          % Change                            26.5%                  3.5%                  20.4%                   4.4%

MANUFACTURED HOMES RESULTS
     (dollars in thousands)



                                                          Quarter Ended March 31,              Twelve Months Ended March 31,
                                               ----------------------------------------   ---------------------------------------
                                                       2001                 2000                  2001                 2000
                                               ------------------   -------------------   ------------------   ------------------
Manufactured Homes Revenues (Construction)     $  15,858    100.0 % $  22,930     100.0 % $  79,356    100.0 % $ 121,015    100.0 %
Cost of Sales                                    (20,185)  (127.3)%   (17,923)    (78.2)%   (72,511)   (91.4)%   (94,057)   (77.7)%
Selling, General & Administrative                 (3,210)   (20.2)%    (3,125)    (13.6)%   (12,682)   (16.0)%   (13,947)   (11.5)%
                                               ---------  -------   ---------   -------   ---------  -------   ---------  -------

                                                  (7,537)   (47.5)%     1,882       8.2 %    (5,837)    (7.4)%    13,011     10.8 %
                                               ---------  =======   ---------   =======   ---------  =======   ---------  =======


Manufactured Homes Revenues (Retail)               9,301    100.0 %    14,618     100.0 %    43,467    100.0 %    62,511    100.0 %
Cost of Sales                                     (9,243)   (99.4)%   (11,621)    (79.5)%   (37,058)   (85.2)%   (49,638)   (79.4)%
Selling, General & Administrative                 (3,947)   (42.4)%    (3,503)    (24.0)%   (12,428)   (28.6)%   (14,126)   (22.6)%
                                               ---------  -------   ---------   -------   ---------  -------   ---------  -------
                                                  (3,889)   (41.8)%      (506)     (3.5)%    (6,019)   (13.8)%    (1,253)    (2.0)%
                                               ---------  =======   ---------   =======   ---------  =======   ---------  =======
      Manufacturing and Retail Earnings          (11,426)               1,376               (11,856)              11,758
Subdivision Development Activities                  (587)                  --                (1,310)                  --
Goodwill Amortization                            (10,337)                (858)              (12,911)              (3,415)
Minority Interest Expense                             --                   --                    --               (1,014)
                                               ---------              -------             ---------              -------

      GROUP OPERATING EARNINGS                 $ (22,350)             $   518             $ (26,077)             $ 7,329
                                               =========              =======             =========              =======

UNITS
     Units Produced                                  868                1,265                 3,942                5,686
     Units Sold - Retail and Subdivision Dev.        268                  380                 1,092                1,492
     Less: Intersegment Sales                       (222)                (418)                 (792)              (1,228)
                                               ---------              -------             ---------              -------

            UNITS SOLD                               914                1,227                 4,242                5,950
                                               =========              =======             =========              =======

Attachment 6

                       Centex Corporation and Subsidiaries


SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
     (volumes in thousands, except Gypsum Wallboard)

                                               Quarter Ended March 31,        Twelve Months Ended March 31,
                                          -------------------------------    -------------------------------
                                             2001      2000       Change        2001       2000      Change
                                          ---------  ---------  ---------    ---------  ---------  ---------
Cement
          Sales Volumes (Tons)                  486        459          6%       2,387      2,295          4%

          Average Net Sales Price         $   65.98  $   67.40         (2)%  $   67.65  $   69.25         (2)%

Gypsum Wallboard
          Sales Volumes (MMSF)                  486        369         32%       1,584      1,363         16%

          Average Net Sales Price         $   68.49  $  144.71        (53)%  $   91.12  $  153.57        (41)%

Paperboard
          Sales Volumes (Tons)                   56         --         N.A.         80         --         N.A.

          Average Net Sales Price         $  391.09  $      --         N.A.    $386.32  $      --         N.A.

Concrete
          Sales Volumes (Cubic Yards)           186        177          5%         808        788          3%

          Average Net Sales Price         $   54.02  $   51.70          4%   $   53.70  $   52.07          3%

Aggregates
          Sales Volumes (Tons)                  815        717         14%       4,009      3,368         19%

          Average Net Sales Price         $    4.12  $    4.25         (3)%  $    4.16  $    4.29         (3)%

SUPPLEMENTAL CONTRACTING AND CONSTRUCTION SERVICES DATA
     (dollars in millions)

                                  Quarter Ended March 31,         Twelve Months Ended March 31,
                           ----------------------------------   ----------------------------------
                              2001         2000       Change       2001         2000      Change
                           ----------   ----------  ---------   ----------  ----------  ----------
New Contracts              $      892   $      337        165%  $    1,930  $    1,651          17%
                           ==========   ==========              ==========  ==========

Backlog at March 31,       $    2,022   $    1,382         46%  $    2,022  $    1,382          46%
                           ==========   ==========              ==========  ==========

Attachment 7



                       Centex Corporation and Subsidiaries
                    Home Building Margins - Quarterly Summary



                                                          For the Quarters Ending,                              Fiscal Year Total
                             --------------------------------------------------------------------------------   ------------------
                               June 30, 1999     September 30, 1999   December 31, 1999      March 31, 2000       March 31, 2000
                             -----------------   ------------------   ------------------   ------------------   ------------------
Conventional Housing
     Revenues                $  754.6    100.0 %   $  843.7   100.0 %   $  863.2   100.0 %   $1,225.3   100.0 %   $3,686.8   100.0 %
Cost of Sales                  (581.3)   (77.0)%     (651.1)  (77.2)%     (666.6)  (77.2)%     (953.4)  (77.8)%   (2,852.3)  (77.3)%
                             --------    -----     --------   -----     --------   -----      -------   -----     --------   -----
          GROSS MARGIN          173.3     23.0 %      192.6    22.8 %      196.6    22.8 %      271.9    22.2 %      834.5    22.7 %

     Selling, General and
        Administrative         (114.2)   (15.2)%     (122.4)  (14.5)%     (123.3)  (14.3)%     (151.4)  (12.4)%     (511.3)  (13.9)%
                             --------    -----     --------   -----     --------   -----      -------   -----     --------   -----
        OPERATING EARNINGS   $   59.1      7.8 %   $   70.2     8.3 %   $   73.3     8.5 %   $  120.5     9.8 %   $  323.2     8.8 %
                             ========    =====     ========   =====     ========   =====     ========   =====     ========   =====
Units Closed                    3,934                 4,425                4,495                6,050               18,904

Unit Sales Price             $188,608              $187,700             $189,466             $197,884             $191,568
       % Change - Prior Year      2.3%                  1.7%                 3.2%                 4.7%                 3.2%

OPERATING EARNINGS/UNIT      $ 15,035              $ 15,864             $ 16,314             $ 19,924             $ 17,098
       % Change - Prior Year     10.2%                  5.4%                 1.1%                 3.5%                 4.4%

GROSS MARGIN PER UNIT        $ 44,052              $ 43,525             $ 43,737             $ 44,942             $ 44,144
       % Change - Prior Year      7.4%                  5.9%                 3.3%                 2.8%                 6.3%

SG&A Per Unit                $ 29,029              $ 27,661             $ 27,430             $ 25,025             $ 27,047
       % Change - Prior Year      6.1%                  6.2%                 4.6%                 2.1%                 9.3%


                                                       For the Quarters Ending,                           Fiscal Year Total
                             ---------------------------------------------------------------------------  -----------------
                               June 30, 2000     September 30, 2000   December 31, 2000   March 31, 2001    March 31, 2001
                             ------------------  ------------------  ------------------  ---------------  -----------------
Conventional Housing
     Revenues                $  887.0    100.0 % $1,027.0  100.0 %  $1,038.8   100.0 %  $1,403.4  100.0 % $4,356.2   100.0 %
Cost of Sales                  (679.5)   (76.6)%   (789.3) (76.9)%    (782.4)  (75.3)%  (1,053.7) (75.1)% (3,304.9)  (75.9)%
                             --------   ------   --------  -----    --------   -----    --------  -----   --------   -----
        GROSS MARGIN            207.5     23.4 %    237.7   23.1 %     256.4    24.7 %     349.7   24.9 %  1,051.3    24.1 %
Selling, General &
     Administrative            (135.0)   (15.2)%   (148.1) (14.4)%    (155.8)  (15.0)%    (187.0) (13.3)%   (625.9)  (14.3)%
                             --------   ------   --------  -----    --------   -----    --------  -----   --------   -----
        OPERATING EARNINGS   $   72.5      8.2 % $   89.6    8.7 %  $  100.6     9.7 %  $  162.7   11.6 % $  425.4     9.8 %
                             ========   ======   ========  =====    ========   =====    ========  =====   ========   =====
Units Closed                    4,408               4,901              4,893               6,457            20,659

Unit Sales Price             $196,314            $203,900           $208,328            $212,165          $205,913
       % Change - Prior Year      4.1%                8.6%              10.0%                7.2%              7.5%

OPERATING EARNINGS/UNIT      $ 16,459            $ 18,274           $ 20,568            $ 25,198          $ 20,594
       % Change - Prior Year      9.5%               15.2%              26.1%               26.5%             20.4%

GROSS MARGIN PER UNIT        $ 47,074            $ 48,500           $ 52,401            $ 54,158          $ 50,888
       % Change - Prior Year      6.9%               11.4%              19.8%               20.5%             16.3%

SG&A Per Unit                $ 30,626            $ 30,218           $ 31,841            $ 28,961          $ 30,297
       % Change - Prior Year      5.5%                9.2%              16.1%               15.7%             12.0%